Exhibit 99.1

Elephant Talk Reports Second Quarter Financial Results

Adjusted EBITDA Increased to Approximately $553,000 and Quarter Margins Reach 88% on $6.9 Million of Revenue

OKLAHOMA CITY, OK — August 12, 2014 - Elephant Talk Communications Corp. (NYSE MKT: ETAK) (“Elephant Talk” or the “Company”), a global provider of Software Defined Network Architecture (ET Software DNA® 2.0) platforms and cyber security solutions, today announced total revenue of approximately $6.9 million and record margins* of 88% for the second quarter of 2014. Adjusted EBITDA increased to approximately $553,000 for the quarter.

Mr. Steven van der Velden, Chairman and CEO of Elephant Talk, stated, "We are pleased with the continued increase in our monthly recurring mobile and security revenue which drove sequential growth in our Adjusted EBITDA to approximately $553,000 compared to a negative $949,000 in the second quarter of 2013. We now have over 2.6 million SIMs on our platform and expect our Adjusted EBITDA to continue to grow as we layer additional SIMs onto our platform. We are currently on track with the Iusacell migration, working to transition the entire SIM database from old legacy systems in Mexico onto our platform. Our Software DNA® virtualized platform continues to deliver impressive performance and reliability, capabilities that will also become more visible throughout the industry based on our recent global sales collaboration with HP. Together with HP’s Integrated Home Subscriber Server technology, we are driving the message that Mobile Network Operators no longer have to be held captive to their legacy infrastructure systems.”

Recent Company Highlights:

•	Announced a sales collaboration agreement with HP focused on global sales opportunities for MNO’s and MVNO’s. The agreement will advance Elephant Talk ET Software DNA® virtualized platform along with HP’s Integrated Home Subscriber Server as a key enabling technology for MNOs looking to realize up to 80% of their cost cutting objectives through the adoption of Software Defined Networking technology.
•	Activity at Vodafone in Spain continues to increase including the installation of a new subscriber services test platform awarded to Elephant Talk last month.
•	Zain Saudi Arabia continues to make steady progress on its newly launched Matrix brand, which is hosted on the Elephant Talk platform and has successfully added SIMs to the Elephant Talk platform. Zain expects to launch other new brands by the fourth quarter of 2014.
•	Europrise has just awarded ValidSoft an unprecedented fourth data privacy seal for its Zero Latency Correlation process. Zero Latency Correlation enables ValidSoft to securely extract ‘Device Trust’ data directly from a device application, in place of, or in conjunction with, data from the mobile network operator.
•	ValidSoft has successfully completed the development and production stage of its ‘User Authentication’ solution, employing its proprietary voice biometric technology. A number of ‘proof of concept’ trials of the new solution are underway, both direct and in conjunction with channel partners, in the financial services and enterprise sectors.

Elephant Talk Communications Corp. Cross Rock Place Executive Suites No. 102 3600 NW 138th Oklahoma City, OK. USA (813) 926 8920

•	ValidSoft has completed the simplification of its product portfolio and market messaging and, in support of a more focused go-to-market approach and commercialization strategy, it has commenced the development of a robust partner channel and pipeline-building program.

Recent Financial Highlights:

•	2014 second quarter revenue totaled approximately $6.9 million, as compared to approximately $5.0 million for the second quarter of 2013, or an increase of approximately 38%.
•	Sequentially, mobile and security revenue in the second quarter of 2014 increased approximately 9% to approximately $6.9 million.
•	The 2014 second quarter margins grew to a record 88% compared to 85% reported in the first quarter of 2014 and approximately 71% reported in the second quarter of 2013.
•	Adjusted EBITDA for the second quarter of 2014 was $552,940 compared to a loss of $949,095 for the second quarter of 2013. For the first half year 2014 Adjusted EBITDA was $ 844,946 compared to a loss of $ 2,397,936 for the first half year of 2013.
•	Sequentially Adjusted EBITDA increased 89% to $552,940 compared to $292,006 for the first quarter of 2014.

Mobile and Security (Unaudited) Reported Revenue
Quarter	($ in millions)	(%) of Total Company Revenue
2Q12	2.8	39.3
3Q12	2.9	43.9
4Q12	3.6	52.1
1Q13	3.9	58.5
2Q13	4.5	89.5
3Q13	5.0	95.9
4Q13	5.9	97.6
1Q14	6.4	98.5
2Q14	6.9	99.4

Quarter	*Total Margin ($ in millions)	% of Total Quarter
	(Unaudited)	Company Revenue
2Q12	1.9	26.8
3Q12	2.1	31.3
4Q12	2.7	39.4
1Q13	3.0	46.2
2Q13	3.5	70.7
3Q13	4.1	79.2
4Q13	5.0	82.5
1Q14	5.5	84.8
2Q14	6.1	88.0

Elephant Talk Communications Corp. Cross Rock Place Executive Suites No. 102 3600 NW 138th Oklahoma City, OK. USA (813) 926 8920

* Non-GAAP financial measures

To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Elephant Talk uses measures of non-GAAP: Adjusted EBITDA and margin. Margin is derived from the statement of operations and comprehensive loss by subtracting cost of service from revenues. These adjustments to the Company's GAAP results are made with the intent of providing both management and stockholders with a more complete understanding of the Company's underlying operational results, trends and performance.

Non-GAAP Adjusted EBITDA is defined as earnings before income and expenses from derivative accounting, , such as warrant liabilities and conversion feature expensing, interest income and expense, income taxes, depreciation and amortization, amortization of deferred financing cost, impairments, non-operating income and expenses and stock-based compensation to, among other things, show a measure of the Company’s operating performance.

Management uses these non-GAAP measures to evaluate the Company's financial results, develop budgets, manage expenditures and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for, or superior to, net income (loss) or net income (loss) per share determined in accordance with GAAP.

The table at the end of this press release includes a reconciliation of net loss to non-GAAP Adjusted EBITDA for the three and six months ended June 30th 2013 and 2014, respectively.

Conference Call Reminder: Elephant Talk will host its 2014 Second Quarter results conference call on Tuesday, August 12, 2014 at 11 a.m. ET.

Conference Call Information:
Date:	Tuesday, August 12, 2014
Time:	11:00 a.m. ET
Domestic Dial-in number:	1-719-325-2281
Live webcast:	http://public.viavid.com/index.php?id=110501

All interested in participating should dial in approximately 5 to 10 minutes prior to the 11:00 a.m. ET conference call. Participants should ask for the Elephant Talk 2014 second quarter conference call.

About Elephant Talk Communications Corp.:

Elephant Talk Communications Corp. (NYSE MKT: ETAK), is a global provider of mobile proprietary Software Defined Network Architecture (ET Software DNA® 2.0) platforms for the telecommunications industry. The Company empowers Mobile Network Operators (MNOs), Mobile Virtual Network Operators (MVNOs), Enablers (MVNEs) and Aggregators (MVNAs) with a full suite of applications, superior industry expertise and high quality customer service without the need for substantial upfront investment. Elephant Talk counts several of the world's leading Mobile Network Operators amongst its customers, including Vodafone, T-Mobile, Zain and Iusacell. Visit: www.elephanttalk.com.

Elephant Talk Communications Corp. Cross Rock Place Executive Suites No. 102 3600 NW 138th Oklahoma City, OK. USA (813) 926 8920

About ValidSoft UK Limited:

ValidSoft, a subsidiary of Elephant Talk Communications Corp., secures transactions using personal authentication and device assurance. We help our customers to reduce fraud losses and improve customers’ experience. As part of our multi-factor authentication, ValidSoft integrates its leading Voice Biometric engine into multivendor solutions or as a standalone system. ValidSoft serves multiple clients in the financial, government and business automation sectors and is the only company to have been granted three European Privacy Seals, reflecting its commitment to promoting strong data privacy. Visit: www.validsoft.com.

Forward-Looking Statements:

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Elephant Talk's plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Elephant Talk's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, the ability of the Company to regain compliance with the listing standards of the NYSE MKT LLC. Because such statements involve risks and uncertainties, the actual results and performance of Elephant Talk may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Elephant Talk also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Elephant Talk's filings with the Securities and Exchange Commission (the "SEC"), copies of which are available from the SEC or may be obtained upon request from Elephant Talk.

Contacts:

Investor Relations:

Steve Gersten

Capital Markets Group

813-926-8920

steve@capmarketsgroup.com

Public Relations:

Michael Glickman

MWG CO.

917-596-1883

mike@mwgco.net

Elephant Talk Communications Corp. Cross Rock Place Executive Suites No. 102 3600 NW 138th Oklahoma City, OK. USA (813) 926 8920

ELEPHANT TALK COMMUNICATIONS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2014	2013
	(UNAUDITED)
ASSETS

CURRENT ASSETS

Cash and cash equivalents	$829,388	$1,252,315
Restricted cash	191,703	191,600
Accounts receivable, net of allowance for doubtful accounts of $29,547 and $7,693 at June 30, 2014 and December 31, 2013 respectively	8,223,963	5,976,879
Prepaid expenses and other current assets	2,619,882	2,254,213
Total current assets	11,864,936	9,675,007

NON-CURRENT ASSETS

OTHER ASSETS	1,288,246	1,412,408

PROPERTY AND EQUIPMENT, NET	20,711,832	19,786,122

INTANGIBLE ASSETS, NET	7,122,940	8,670,677

GOODWILL	3,740,646	3,773,226

TOTAL ASSETS	$44,728,600	$43,317,440

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Overdraft	$413,958	$391,436
Accounts payable and customer deposits	2,305,933	2,586,662
Obligations under capital leases (current portion)	1,898,346	1,302,838
Deferred revenue	163,848	142,731
Accrued expenses and other payables	6,592,945	4,961,303
Loans payable	963,051	962,654
10% Related Party Loan (net of Debt Discount of $1,719,585 at December 31, 2013)	-	1,033,719
Total current liabilities	12,338,081	11,381,343

LONG TERM LIABILITIES
10% 3rd Party Loan (net of Debt Discount of $518,463 at June 30, 2014 and $726,695 at December 31, 2013)	4,940,798	4,779,913
10% Related Party Loan (net of Debt Discount of $17,786 at June 30, 2014)	2,711,844	-
Warrant liabilities	2,144,858	1,973,534
Non-current portion of obligation under capital leases	487,728	845,529
Loan from joint venture partner	626,534	602,047
Total long term liabilities	10,911,762	8,201,023

Total liabilities	23,249,843	19,582,366

STOCKHOLDERS' EQUITY
Preferred Stock $0.00001 par value, 50,000,000 shares authorized, 0 issued and outstanding	-	-
Common Stock $0.00001 par value, 250,000,000 shares authorized, 146,525,302 issued and outstanding as of June 30, 2014 and 140,466,801 shares issued and outstanding as of December 31, 2013	255,328,306	248,712,321
Accumulated other comprehensive income	121,636	269,869
Accumulated deficit	(234,115,159)	(225,391,922)
Elephant Talk Communications, Corp. stockholders' equity	21,334,783	23,590,268

NON-CONTROLLING INTEREST	143,974	144,806
Total stockholders' equity	21,478,757	23,735,074

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$44,728,600	$43,317,440

Elephant Talk Communications Corp. Cross Rock Place Executive Suites No. 102 3600 NW 138th Oklahoma City, OK. USA (813) 926 8920

ELEPHANT TALK COMMUNICATIONS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
(UNAUDITED)

	For the three month		For the six month
	periods ended		periods ended
	30-Jun-14	30-Jun-13	30-Jun-14	30-Jun-13

REVENUES	$6,911,768	$4,994,145	$13,391,621	$11,590,645

COST AND OPERATING EXPENSES
Cost of service	828,581	1,465,517	1,812,045	5,013,794
Selling, general and administrative expenses	7,432,784	7,472,772	13,408,891	13,380,746
Depreciation and amortization of intangibles assets	1,928,392	1,836,231	3,936,606	3,156,219
Total cost and operating expenses	10,189,757	10,774,520	19,157,542	21,550,759

LOSS FROM OPERATIONS	(3,277,989)	(5,780,375)	(5,765,921)	(9,960,114)

OTHER INCOME (EXPENSE)
Interest income	29,545	21,527	57,156	55,247
Interest expense	(333,214)	(208,144)	(635,158)	(431,896)
Interest expense related to debt discount and conversion feature	(1,025,292)	(502,972)	(1,910,032)	(1,061,000)
Change in fair value of conversion feature	-	372,059	-	232,267
Changes in fair value of warrant liabilities	38,948	346,016	(171,324)	346,016
Loss on Extinguishment of Debt	-	(1,938,597)	(426)	(1,938,597)
Other income and (expense)	68,008	-	71,398	-
Amortization of deferred financing costs	(113,090)	(2,075)	(249,457)	(72,406)
Total other income (expense)	(1,335,095)	(1,912,186)	(2,837,843)	(2,870,369)

LOSS BEFORE PROVISION FOR INCOME TAXES	(4,613,084)	(7,692,561)	(8,603,764)	(12,830,483)
Provision (benefit) for income taxes	(2,209)	-	133,228	-
NET LOSS	(4,610,875)	(7,692,561)	(8,736,992)	(12,830,483)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation loss	(148,233)	(534,887)	(150,452)	(1,296,649)
COMPREHENSIVE LOSS	$(4,759,108)	$(8,227,448)	$(8,887,444)	$(14,127,132)

Net loss per common share and equivalents - basic and diluted	$(0.03)	$(0.06)	$(0.06)	$(0.12)

Weighted average shares outstanding during the period - basic and diluted	146,482,547	118,686,598	144,130,543	115,734,177

Elephant Talk Communications Corp. Cross Rock Place Executive Suites No. 102 3600 NW 138th Oklahoma City, OK. USA (813) 926 8920

ELEPHANT TALK COMMUNICATIONS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the six month period ended
	30-Jun-14	30-Jun-13
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,736,992)	$(12,830,483)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,936,606	3,156,219
Provision for doubtful accounts	18,865	(68,679)
Share-based compensation	2,674,261	4,405,959
Change in the fair value of the warrant liability	171,324	2,493,720
Amortization of deferred financing costs	249,457	-
Interest expense relating to debt discount and conversion feature	1,910,032	-
Unrealized foreign currency translation gain/(loss)	(71,398)	-

Changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Decrease (increase) in accounts receivable	(2,329,143)	1,679,337
Decrease (increase) in prepaid expenses, deposits and other assets	(346,129)	(406,790)
Increase (decrease) in accounts payable, proceeds from related parties and customer deposits	210,932	(241,952)
Increase (decrease) in deferred revenue	16,994	246,755
Increase (decrease) in accrued expenses and other payables	1,910,256	476,333
Net cash provided by (used in) operating activities	(384,935)	(1,089,581)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of Property and Equipment	(3,922,724)	(2,262,540)
Net cash used in investing activities	(3,922,724)	(2,262,540)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash flow from Escrow account for principal and interest payments on 8% Convertible Notes	-	742,427
Proceeds from 12% Unsecured Loan from Related Party	-	1,290,790
Proceeds from Share Purchase Agreement – Unregistered securities	-	225,000
Proceeds from Share Purchase Agreement – Registered Direct	-	7,500,000
Proceeds from Share Purchase Agreement – Related Party	-	4,500,000
Fundraising fees	(90,000)	(707,500)
Payments on 8% Convertible Note installment payments and interest	-	(8,490,360)
Exercise of warrants and Options	4,283,033	60,394
Net cash provided by financing activities	4,193,033	5,120,751

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(308,301)	(22,225)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(422,927)	1,746,405
CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD	1,252,315	1,233,268
CASH AND CASH EQUIVALENTS, END OF THE PERIOD	$829,388	$2,979,673

	For the six month period ended
	30-Jun-14	30-Jun-13
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$123,644	(304,381)
Purchases of Property and equipment (delivered not invoiced)	-	(1,938,180)
Trade Note payable	-	927,133
Increase in Share Capital due to Telnicity acquisition	-	1,180,000
Increase in Share Capital for third party settlement	-	468,000
Cash paid during the period for income taxes	56,881	-

Elephant Talk Communications Corp. Cross Rock Place Executive Suites No. 102 3600 NW 138th Oklahoma City, OK. USA (813) 926 8920

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

In order to provide investors additional information regarding our financial results, the Company is disclosing Adjusted EBITDA, a non-GAAP financial measure. The Company employs Adjusted EBITDA, defined as earnings before income and expenses from derivative accounting, such as warrant liabilities and conversion feature expensing, interest income and expense, income taxes, depreciation and amortization, amortization of deferred financing cost, impairments, non-operating income and expenses and stock-based compensation to, among other things, show a measure of the Company’s operating performance. The Company uses Adjusted EBITDA because it removes the impact of items not directly resulting from the Company’s core operations, thus allowing the Company to better assess whether the elements of the Company’s growth strategy are yielding the desired results. Accordingly, the Company believes that Adjusted EBITDA provides useful information for investors and others and allows them to better understand and evaluate the Company’s operating results.

	Three months ended June 30,
Adjusted EBITDA	2014	2013

Net loss – US GAAP	$(4,610,875)	$(7,692,561)
Provision (benefit) for income taxes	(2,209)	-
Depreciation and amortization	1,928,392	1,836,231
Share-based compensation	1,902,537	2,995,049
Interest income and (expenses)	303,669	186,617
Interest expense related to debt discount and conversion feature	1,025,292	1,198,051
Loss on extinguishment of debt	-	-
Changes in fair value of warrant liabilities	(38,948)	(346,016)
Other income and (expense)	(68,008)	-
Amortization of deferred financing costs	113,090	873,534
Adjusted EBITDA	$552,940	$(949,095)

	Six months ended June 30,
Adjusted EBITDA	2014	2013

Net loss – US GAAP	$(8,736,992)	$(12,830,483)
Provision for income taxes	133,228	-
Depreciation and amortization	3,936,606	3,156,219
Share-based compensation	2,674,261	4,405,959
Interest income and (expenses)	578,002	376,649
Interest expense related to debt discount and conversion feature	1,910,032	2,207,858
Change in fair value of conversion feature	-	(311,987)
Loss on extinguishment of debt	426	-
Changes in fair value of warrant liabilities	171,324	(346,016)
Other income and (expense)	(71,398)	-
Amortization of deferred financing costs	249,457	943,865
Adjusted EBITDA	$844,946	$(2,397,936)

Elephant Talk Communications Corp. Cross Rock Place Executive Suites No. 102 3600 NW 138th Oklahoma City, OK. USA (813) 926 8920